IMMEDIATE RELEASE

AAM Statement on Company Sale Speculation

DETROIT, May 22, 2022 – AAM is aware of the media activity regarding the company that began on Friday, May 20.   While our long-standing policy is to not publicly comment on market rumors and media speculation, we feel it is important to clarify that we are not engaged in a process to sell the company.  We are currently focused on executing our stand-alone strategy.  In the ordinary course, we continuously monitor market conditions and assess industry developments and we regularly consider strategic opportunities that serve the best interests of the company (including our customers and associates) and its shareholders.

About AAM

As a leading global Tier 1 Automotive and Mobility Supplier, AAM (NYSE: AXL) designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit with nearly 80 facilities in 17 countries, AAM is bringing the future faster for a safer and more sustainable tomorrow. To learn more, visit aam.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed in the reports we file with the SEC, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.